Exhibit 99.1

Press Release

Contacts:

Investor Relations	Media Relations

Jeff Norris Danielle Dietz	Julie Rakes
703.720.2455 703.720.2455	804.284.5800

FOR IMMEDIATE RELEASE: June 3, 2013

Capital One Financial Corporation Announces Early Participation Results and Pricing Terms of Senior Notes Exchange Offer

McLean, Va. (June 3, 2013) - Capital One Financial Corporation (“COF”) (NYSE: COF) announced today that it priced its previously announced offer to exchange any and all of its outstanding 6.750% Senior Notes due 2017 (the “Old Notes”) for a combination of new Senior Notes due 2023 (the “New Notes”) and cash. COF also announced today the early tender results of the exchange offer.

The following table indicates, among other things, the principal amount of the Old Notes validly tendered for exchange as of the early participation date for the exchange offer (5:00 p.m., New York City time, on May 31, 2013):

CUSIP Number	Title of Old Notes	Principal Amount Outstanding	Principal Amount Tendered as of the Early Participation Date
14040H AR6	6.750% Senior Notes due 2017	$1,341,045,000	$758,866,000 (56.59%)

Based on information provided by D.F. King & Co., Inc., the exchange agent for the exchange offer, the aggregate principal amount of the Old Notes validly tendered for exchange and not validly withdrawn as of the early participation date will satisfy the minimum tender condition described in the Confidential Offering Circular for the exchange offer, dated May 17, 2013 (the “Confidential Offering Circular”).

The pricing terms were determined as of the price determination date, which was 11:00 a.m., New York City time, on June 3, 2013, in accordance with the terms set out in the Confidential Offering Circular and related letter of transmittal.

The interest rate on the New Notes will be 3.50%. The “New Issue Yield” (as defined in the Confidential Offering Circular) on the New Notes will be 3.544% and the “New Notes Value” (as defined in the Confidential Offering Circular) of the New Notes will be $1,095.94. These amounts were determined by reference to the bid-side yield on the 1.750% U.S. Treasury Note due May 15, 2023, as of the price determination date, which was 2.094%.

The total exchange price to be received in the exchange offer for each $1,000 in aggregate principal amount of the Old Notes validly tendered, and not validly withdrawn, at or prior to the early participation date, is set forth in the table below. The total exchange price includes the early exchange premium of $20 per $1,000 principal amount of the Old Notes validly tendered, and not validly withdrawn, at or prior to the early participation date. The total exchange price for the exchange offer has been determined in accordance with the procedures set forth in the Confidential Offering Circular. Holders of Old Notes that validly tender Old Notes after the early participation date and whose Old Notes are accepted in the exchange offer will receive the exchange price, which is the total exchange price less the early exchange premium.

The table below shows, among other things, the total exchange price and exchange price per $1,000 principal amount of the Old Notes accepted in the exchange offer:

CUSIP Number	Title of Old Notes	Principal Amount Outstanding	Reference U.S. Treasury Security	Fixed Spread (basis points)	Exchange Price	Early Exchange Premium	Total Exchange Price
14040H AR6	6.750% Senior Notes due 2017	$1,341,045,000	0.625% due April 30, 2018	+65bps	$1,190.66	$20	$1,210.66

The total exchange price for the exchange offer will be paid in the following manner:

•	$1,100.00 principal amount of New Notes; plus

•	$114.72 in cash (which is equal to (a) the total exchange price for the exchange offer minus (b) the New Notes Value).

The exchange price for the exchange offer will be paid in the following manner:

•	$1,100.00 principal amount of New Notes; plus

•	$94.72 in cash (which is equal to (a) the total exchange price for the exchange offer less the early exchange premium minus (b) the New Notes Value).

In addition to the applicable total exchange price or exchange price, holders whose Old Notes are accepted for exchange will be paid accrued and unpaid interest on such Old Notes to but not including the applicable settlement date. In the case of Old Notes exchanged on the final settlement date, this amount will be reduced to reflect embedded interest on the New Notes as described in the Confidential Offering Circular.

The exchange offer will expire at 11:59 p.m., New York City time, on June 14, 2013, unless extended or earlier terminated by COF. In accordance with the terms of the exchange offer, tendered Old Notes may no longer be withdrawn following the early participation date, except in certain limited circumstances where additional withdrawal rights are required by law. COF expects to deliver the New Notes and cash in exchange for accepted Old Notes on June 6, 2013 (in the case of Old Notes tendered and accepted for exchange at or prior to the early participation date) and on June 18, 2013 (in the case of Old Notes tendered and accepted for exchange after the early participation date but at or prior to the expiration date). The exchange offer is being conducted by COF upon the terms and subject to the conditions set forth in the Confidential Offering Circular and related letter of transmittal.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The exchange offer will be made, and the New Notes are being offered, only to beneficial holders of Old Notes (i) in the United States, that are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, or (ii) outside the United States, that are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act (clauses (i) and (ii) collectively, “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Confidential Offering Circular or to participate in the exchange offer.

Documents relating to the exchange offer will be distributed only to holders of the Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/capitalone or contact D.F. King & Co., Inc., the information agent for the exchange offer, by calling toll-free (800) 290-6427 or at (212) 269-5550 (banks and brokerage firms).

This press release is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the Confidential Offering Circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. In particular, this communication is addressed to and directed at Eligible Holders only.

This press release contains forward-looking statements which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. COF undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, whether or not COF will ultimately consummate the exchange offer, the satisfaction of the conditions described in the Confidential Offering Circular and market conditions.